UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2014

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On July 23, 2014, the Company held its Annual Stockholders Meeting.

(b) Russell Gerns and Richard Karp were each re-elected to the Board of Directors for a three (3) year term expiring at the 2017 Annual Meeting of Stockholders. In addition, the Company’s stockholders were asked:

•	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

The results with respect to the proposals were as follows:

Proposal	Vote results	Vote type	Voted	Voted (%)	0/S (%)
RUSSELL GERNS	Re-elected	For	13,949,629	89.71	40.65
		Withheld	1,600,323	10.29	4.66
		Non Votes	13,676,985		39.85
		Uncast	0		0.00

RICHARD KARP	Re-elected	For	13,879,993	89.26	40.44
		Withheld	1,669,893	10.74	4.87
		Non Votes	13,676,985		39.85
		Uncast	66		0.00

EXECUTIVE COMPENSATION	Approved	For	14,192,046	91.27	41.35
		Against	1,323,739	8.51	3.86
		Abstain	34,167	0.22	0.10
		Non Votes	13,676,985		39.85
		Uncast	0		0.00

AUDITORS	Approved	For	28,061,145	96.01	81.77
		Against	1,023,645	3.50	2.98
		Abstain	142,147	0.49	0.41
		Non Votes	0		0.00
		Uncast	0		0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: July 29, 2014	By:	/s/ Thomas D. Allen
Thomas D. Allen
Interim Chief Financial Officer